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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our reports, dated March 25, 2008, relating to the consolidated financial statements and schedule included in the Annual Report of SatCon Technology Corporation on Form 10-K for the years ended December 31, 2007 and 2006. We hereby consent to the incorporation by reference of said reports in the Registration Statements of SatCon Technology Corporation on Form S-8 (File Nos. 033-75934, 333-04280, 333-08047, 333-75339, 333-43802, 333-67504, 333-100753, 333-125882, 333-125883, 333-145334 and 333-145337) and Form S-3 (File Nos. 333-05939, 333-37921, 333-87157, 333-94859, 333-48936, 333-67328, 333-103950, 333-111522, 333-116533, 333-128527, 333-136673, 333-139897 and 333-145335).

/s/ Vitale, Caturano & Company Ltd.

Boston, Massachusetts
March 31, 2008

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  EXHIBIT 23.1